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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 1994, included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-28045 and 33-65140.



                                         /s/ Arthur Andersen & Co.
                                         ARTHUR ANDERSEN & CO.


Roseland, New Jersey
March 29, 1994